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                                                                    Exhibit 99.1

                         AMERICAN TECHNOLOGY CORPORATION
                    ANNOUNCES CHANGES IN EXECUTIVE LEADERSHIP

               Kalani Jones Named Chief Operating Officer to Focus
                          on Operations and Production

(SAN DIEGO, CALIFORNIA - September 22, 2003) -American Technology Corporation (NASDAQ: ATCO) announced today that by mutual agreement with the board of directors, James M. Irish has resigned as Chief Executive Officer and as a director effective immediately. ATC also announced that the board has promoted Mr. Kalani Jones to Chief Operating Officer.

"Kalani Jones recently joined ATC in September as Vice President of Operations and has rapidly demonstrated his ability to manage operations and production of our innovative sound technologies", said Elwood G. Norris, Chairman. "He has garnered the confidence of our staff, customers and suppliers to meet the current challenges of our company. Kalani's program, production and engineering management skills will allow me to focus on sales, licensing and some exciting new areas of research arising from exposure of our technologies to the marketplace."

Mr. Jones has held senior management positions including Vice President Engineering and Product Operations for Tachyon Inc., a San Diego provider of satellite networking solutions and as Senior Director for Program Management at IOMEGA. He previously held engineering management positions at General Instrument and TRW. Mr. Jones is an engineer and obtained his M.S.E.E. degree in Digital Communications and Digital Signal Processing from USC in 1988.

"I am excited about the opportunity offered by ATC's sound technology products," stated Jones. "HSS is a radical innovation changing the use of sound in entertainment, business and the home. NeoPlanar(R), LRAD(TM) and HIDA(TM) products have significant military and commercial applications. I am confident in the management team at ATC as we focus on growing ATC's business through increasing deliveries of HSS, NeoPlanar, LRAD and HIDA sound products."

About American Technology Corporation
American Technology Corporation is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); NeoPlanar(R) Technology; PureBass(R) Sub-Woofer Technology; HIDA(TM) (High Intensity Directed Acoustics), LRAD(TM) (Long Range Acoustic Device) and SFT(R) (Stratified Field(R) Technology). The Company is establishing a strong portfolio of patents, trademarks, and know-how including over 138 U.S. and Foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.


Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This document contains forward-looking statements relating to future transactions, performance, technology and product development which may affect future results and the future viability of the company. Actual results could be



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affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including the ability of the company to continue as a going concern, development of future products, technological shifts, potential technical or manufacturing difficulties that could delay new products, competition, general economic factors, pricing pressures, the uncertainty of market acceptance of new products and services by OEMs and end-user customers, and other factors identified and discussed in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

                                      # # #

Editors Note: HyperSonic Sound, HSS, NeoPlanar, PureBass, HIDA, LRAD, and Shaping the Future of Sound are trademarks or registered trademarks of American Technology Corporation.

FOR FURTHER INFORMATION CONTACT:

Investor relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com

Media inquiries:
Don Mathias
(949) 855-4520
dwmath@aol.com